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                                                                    EXHIBIT 99.5

                                February 4, 1998



Board of Directors
VASCO Data Security International, Inc.
1901 South Meyers Road, Suite 210
Oakbrook Terrace, IL 60181

Gentlemen:

        In connection with the proposed exchange offer (the "Exchange Offer") by VASCO Data Security International, Inc. ("New VASCO") to the security holders of VASCO Corp. ("Current VASCO") pursuant to the registration statement (the "Registration Statement") of New VASCO on Form S-4, No. 333-35563, you have requested the opinion hereinafter set forth.

        For purposes of the opinion hereinafter set forth, we have:

        (A) reviewed (i) the Registration Statement, as amended by Amendment No. 3 ("Amendment No. 3") and (ii) the form of each of the Letter of Transmittal and Release, the New VASCO Option Agreement, the New VASCO Convertible Note Agreement and the New VASCO Warrant Agreement (individually, a "Release Document"), a copy of each of which is filed as Exhibit 4.4, 4.5, 4.6 and 4.7, respectively, to Amendment No. 3; and

        (B) conducted such legal research as we have considered necessary for purposes of the opinion hereinafter set forth.

        Based on the foregoing, we are of the opinion that a release of matured and ripened securities law claims pursuant to a Release Document, executed and delivered by a Current VASCO security holder in exchange for securities of New VASCO pursuant to the
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Board of Directors
February 4, 1998
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Exchange Offer, would be valid and enforceable and would not be precluded by the "anti-waiver provisions" as defined in "Federal Securities Laws Anti-Waiver Provisions" under "REORGANIZATION OF CURRENT VASCO -- Releases from Security Holders in Exchange Offer" contained in the preliminary prospectus contained in Amendment No. 3.

        The foregoing is limited to the laws of the State of Illinois and the federal laws of the United States. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.




                                                Sincerely,



                                                /s/ Jenner & Block